Ex-99.e.1.ii

Delaware Distributors, L.P.
2005 Market Street
Philadelphia, PA 19103

February 27, 2009

Delaware Group Equity Funds I
2005 Market Street
Philadelphia, PA 19103

     Re:     Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the “Agreement”), intending to be legally bound hereby, Delaware Distributors, L.P. (the “Distributor”) agrees that in order to improve the performance of each series (each a “Fund”) of Delaware Group Equity Funds I, the Distributor shall waive a portion of the Rule 12b-1 (distribution) fees for each Fund’s Class A and Class R shares, so that each Fund’s Rule 12b-1 (distribution) fees with respect to its Class A and Class R shares will not exceed 0.25% and 0.50%, respectively, for the period March 1, 2009 through February 28, 2010.

     The Distributor acknowledges that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

Delaware Distributors, L.P.

By:	/s/Theodore K. Smith

	Name:	Theodore K. Smith
	Title:	Executive Vice President
	Date:	February 27, 2009

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Equity Funds I

By:	/s/Patrick P. Coyne

	Name:	Patrick P. Coyne
	Title:	President
	Date:	February 27, 2009